SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by Registrant:                           |X|
Filed by a Party other than the Registrant:    |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement
|_| Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Materials Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                             Aviation Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              Aviation Group, Inc.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

     4)   Proposed maximum aggregate value of transaction:

1 Set forth amount on which the filing is calculated and state how it was determined.

|_|  Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                       [Aviation Group, Inc. Letterhead]



                                                                October 21, 1997



To the Shareholders:


I am pleased to invite you to attend the Annual Meeting of Shareholders of Aviation Group, Inc. to be held on Thursday, November 13, 1997, commencing at 10:00 a.m. at the offices of the Company located at 700 North Pearl Street, Suite 2170, Dallas, Texas 75201. The meeting this year will focus on the election of two directors and ratification of independent accountants.

I am delighted you have chosen to invest in Aviation Group and hope that, whether or not you plan to attend the Annual Meeting, you will complete, sign and return the enclosed Proxy as soon as possible in the envelope provided. Your vote is important to us. Returning the signed proxy card will ensure your representation at the Annual Meeting if you do not attend in person.

Sincerely,


/s/ Lee Sanders
------------------
Lee Sanders
President and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD NOVEMBER 13, 1997





To the Shareholders of
 Aviation Group, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Aviation Group, Inc., a Texas corporation (the "Company"), will be held on Thursday, November 13, 1997, beginning at 10:00 a.m., Dallas time, at the offices of the Company, 700 North Pearl Street, Suite 2170, Dallas, Texas 75201, for the following purposes:

1. To elect two directors to serve until the Annual Meeting of Shareholders to be held in the year 2000;

2. To consider and vote upon a proposal to ratify the appointment of independent auditors for the Company for the 1997 and 1998 fiscal years; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors of the Company has fixed Wednesday, October 15, 1997, as the record date for determining the shareholders entitled to notice of, and to vote at, this meeting or any adjournment thereof. The list of shareholders entitled to vote will be available for inspection by any shareholder at the offices of the Company, 700 North Pearl Street, Suite 2170, Dallas, Texas, for ten days prior to the meeting.

     You are cordially invited to attend this meeting in person, if possible. If you do not expect to be present in person, please sign and date the enclosed proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States.

                                           BY ORDER OF THE BOARD OF DIRECTORS



                                           /s/ Lee Sanders
                                           -------------------------------------
                                           Lee Sanders
                                           President and Chief Executive Officer


Dallas, Texas
October 21, 1997

                              AVIATION GROUP, INC.
                       700 North Pearl Street, Suite 2170
                               Dallas, Texas 75201

                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD NOVEMBER 13, 1997


     This Proxy Statement is furnished to shareholders of Aviation Group, Inc., a Texas corporation (the "Company"), in connection with the solicitation by order of the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on Thursday, November 13, 1997, and is first being mailed with proxies to such shareholders on or about October 21, 1997. Proxies in the form enclosed, properly executed by shareholders and returned to the Company, which are not revoked, will be voted at the meeting. A proxy may be revoked at any time before it is voted by written notice thereof to the Secretary of the Company or by execution of a subsequent proxy.


                            OUTSTANDING CAPITAL STOCK

     The record date for shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders was the close of business on October 15, 1997. At the close of business on that date, the Company had issued, outstanding and entitled to vote at the meeting 3,029,446 shares of Common Stock, $.01 par value per share (the "Common Stock").

                        ACTION TO BE TAKEN AT THE MEETING

     The accompanying proxy, unless the shareholder specifies otherwise therein, will be voted:

     (i) FOR the election of the nominees named herein for the office of director;

     (ii) FOR the ratification of the appointment of the independent auditors for the Company for the fiscal years ending June 30, 1997 and June 30, 1998; and

     (iii)In the discretion of the proxy holders on any other matters that may properly come before the meeting or any adjournment thereof.


                                QUORUM AND VOTING

     The presence, in person or by proxy, of the holders of a majority of the outstanding Common Stock is necessary to constitute a quorum at the meeting. In deciding all questions, a holder of Common Stock shall be entitled to one vote, in person or by proxy, for each share of Common Stock in the shareholder's name on the record date. Shareholders have no cumulative voting rights.

     In order to be elected as a director, the nominee must receive a plurality of the votes cast at the meeting for the election of the director. Since the two nominees receiving the largest number of affirmative votes will be elected, shares represented by proxies that are marked "abstain" will have no effect on the outcome of the election. Approval of each of the other matters requires the affirmative vote of at least a majority of the votes present at the meeting and entitled to vote on, and were voted for or against or expressly abstained with respect to, such matter. Shares represented by proxies that are marked "abstain" as to any such matter will be counted as shares entitled to vote, which will have the same effect as a negative vote on such matter. Under Texas law, proxies relating to "street name" shares that are not voted by brokers on one or more matters will be treated as shares present for purposes of determining the presence of a quorum but will not be treated as shares entitled to vote as to such matter or matters not voted upon.

     As of the date hereof, the Board of Directors knows of no other business that will be presented for action by the shareholders at this meeting. However, if other proper matters are brought before the meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the proxy holders.

     Should any nominee named herein for the office of director become unwilling or unable to accept nomination or election, the proxy holders will vote for the election in his place of such other person, if any, as management may recommend; however, management has no reason to believe that any of the nominees will be unwilling or unable to serve if elected. Each nominee has expressed to management his intention, if elected, to serve the entire term for which his election is sought.


               MATTERS NOT DETERMINED AT THE TIME OF SOLICITATION

     The Board is not aware of any matters to come before the meeting other than those specified in the attached Notice of the meeting. If any other matter should come before the meeting, then the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.


                                 VOTE OF PROXIES

     All shares represented by duly executed proxies will be voted for or against, or not voted, as specified on each proxy with respect to the election of the nominees named herein as directors unless authority to vote for any nominee has been withheld. If no choice is indicated, a proxy will be voted for the election of the nominees named herein as directors. If for any unforeseen reason any nominee should not be available as a candidate for director, the proxies will be voted in accordance with the authority conferred in the proxy for such other candidate as may be nominated by the Board of Directors. With respect to the proposal to approve the appointment of Price Waterhouse LLP as the Company's independent accountants, all such shares will be voted for or against, or not voted, as specified on each proxy. If no choice is indicated, a proxy will be voted FOR the proposal to approve Price Waterhouse LLP as the Company's independent accountants.

                        PRINCIPAL HOLDERS OF COMMON STOCK

     The following table sets forth certain information, as of October 15, 1997, with respect to the beneficial ownership of shares of the Common Stock (i) by any person or "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) by each director of the Company and each executive officer of the Company named in the Summary Compensation Table and (iii) by all directors and executive officers of the Company as a group. Except as otherwise indicated, each of the persons named below is believed by the Company to possess sole voting and investment power with respect to the shares of Common Stock beneficially owned by such person.

Name and Address              Number of Shares
of Beneficial Owner        Beneficially Owned (1)           Percent of Total (2)
-------------------        ----------------------           --------------------

Lee Sanders                      1,000,000  (3)(4)                 33.0%
700 North Pearl Street
Suite 2170
Dallas, Texas  75201

Richard Morgan                     115,000  (5)                     3.7%

Robert Schneider                    53,245  (6)                     1.7%

Charles E. Weed                     59,455  (7)                     1.9%

Gordon Whitener                     10,000  (8)                        *

All executive officers and
directors as a group (11
persons)                         1,237,700   (4)                   38.2%

-------------------------------

*    Less than 1%

(1) This information has been furnished by the Company's transfer agent and the respective officers and directors. A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option, warrant or convertible or exchangeable note.

(2) In calculating percentage ownership, all shares of Common Stock that the named shareholder has the right to acquire upon exercise of any option, warrant or convertible or exchangeable note are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by the shareholder, but are not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other shareholders. Percentages of shares beneficially owned are based upon 3,029,446 shares.

(3) Represents shares owned of record by The Sanders Companies, Inc., a corporation wholly owned by Mr. Sanders.

(4) Excludes shares purchasable under incentive stock options, none of which vest within 60 days.

(5) Includes 80,000 shares purchasable at $2.50 per share pursuant to a warrant expiring February 28, 1999, and 15,000 shares purchasable, at $9.00 per share, under non-statutory options expiring in 2004 granted under the Company's 1997 Option Plan.

(6) Represents 43,245 shares purchasable, at $1.00 per share, pursuant to a warrant expiring February 1999 and 10,000 shares purchasable, at $9.00 per share, under non-statutory options expiring in 2004 granted under the Company's 1997 Option Plan.

(7) Includes 27,101 shares issuable, at $4.50 per share, upon the conversion of convertible notes in the total principal amount of $122,000, 9,000 shares issuable, at $3.00 per share, upon the conversion of a convertible note in the principal amount of $27,000, and 15,000 shares purchasable, at $9.00 per share, under non-statutory options expiring in 2004 granted under the Company's 1997 Option Plan.

(8) Represents shares purchasable, at $4.50 per share, under non-statutory options expiring in 2004 granted under the Company's 1997 Option Plan.


                              ELECTION OF DIRECTORS

Item No. 1 on Proxy

     Two directors are to be elected at the meeting to hold office until the Annual Meeting of Shareholders to be held in the year 2000. The Board of Directors' nominees for the office of director are Charles E. Weed and Robert A. Schneider. The nominees are currently directors of the Company.

     The Board of Directors is classified into three classes of directors pursuant to which the directors serve for staggered three-year terms. The terms of office of Messrs. Morgan, Weed, Whitener, Sanders and Schneider as directors expire at the annual meetings of shareholders to be held in 1999, 1997, 1998, 1999 and 1997, respectively.

     The Board of Directors of the Company held five meetings during 1997. During such fiscal year, all of the directors attended 60% or more of the aggregate meetings of the Board of Directors meetings and the Committees on which they served.

Directors and Executive Officers

     The names, current ages and positions of the executive officers and directors of the Company are as follows:

     Name                      Age       Position
     ----                      ---       --------

     Lee Sanders                37       President, Chief Executive Officer and
                                         Director
     Paul Lubomirski            44       President of Pride Aviation, Inc., a
                                         subsidiary of the Company
     Victor Doyle               56       Vice President - Overhaul and Service
                                         Division
     Tony Ramsaroop             34       Vice President - Ground Handling &
                                         Services Division
     Wallace Congdon            70       Vice President - FBO & Airport
                                         Management Division
     John Arcari                57       Vice President - Marketing and
                                         Development
     Stuart Walker              32       Vice President and Chief Financial
                                         Officer
     Charles E. Weed (1)        66       Director
     Gordon Whitener (2)        34       Director
     Richard Morgan(1)          40       Director
     Robert Schneider(1)(2)     54       Director
--------------------------
(1)  Member of Audit Committee
(2)  Member of Compensation Committee

Business Histories of Directors and Executive Officers

     Lee Sanders has served as the founder, Chief Executive Officer, President and principal owner of the Company and its predecessors for more than five years. As a result of his service for the Company and its predecessors, Mr. Sanders has experience in managing businesses that provide aircraft painting, aircraft interior modification and airline ground handling services. He also has a marketing background from his experiences in starting and operating private businesses. Mr. Sanders is responsible for overseeing the Company's marketing efforts, customer relations, production, finance, acquisitions and overall planning and operations. Mr. Sanders is a graduate of the University of Tennessee, with a Bachelor of Science in Business Administration.

     Charles E. Weed was elected a director of the Company in December 1996 and served as the President of Sunbelt Business Capital Incorporated ("Sunbelt") from August 1992 to February 1996. Mr. Weed is engaged in the business of making private investments individually and also serves as a consultant to the Company. Prior to August 1984, Mr. Weed was Chairman and Chief Executive Officer of Michigan General, a large industrial conglomerate. Between August 1984 and August 1992, he was retired and engaged in making private investments.

     Gordon Whitener was elected a director of the Company in December 1996 and has been President and Chief Executive Officer of Interface Americas of LaGrange, Georgia, a subsidiary of Interface Inc. and one of America's largest manufacturer's of commercial carpet since 1994. He is additionally a member of Interface Inc.'s board of directors. From 1992 to 1994, Mr. Whitener held various senior marketing and sales positions in the commercial carpet manufacturing industry with companies including Interface and Collins & Aikman. Mr. Whitener is a graduate of the University of Tennessee.

     Robert A. Schneider was appointed a director of the Company in August 1997. He is an investment banker in New York, New York, where he has served as Chairman and CEO of RAS Securities Corp., a full service securities firm, for the past five years.

     Richard Morgan was appointed as a director of the Company on February 26, 1997. He also serves as a consultant to the Company. Mr. Morgan is self employed, and has conducted business consulting, strategic planning, and corporate finance services individually and in conjunction with others for various corporate clients since 1984. Mr. Morgan was additionally Chief Financial Officer of Search Capital Group, Inc. ("Search") from August 1985 through December 1994, when he voluntarily resigned. After Mr. Morgan's departure, eight Search subsidiaries conducting business in the sub-prime, used-automobile finance business filed for protection under Chapter 11 of the Federal Bankruptcy Code in August 1995. Mr. Morgan holds a graduate degree in business from Vanderbilt University.

     Paul Lubomirski was appointed as President of Pride Aviation, Inc., a subsidiary of the Company, in March 1996 and has over 20 years of experience with industrial and marine paint applications and has extensive knowledge of paint systems and electrostatic application equipment. He has served as an officer and employee of Pride since its incorporation in 1990. Mr. Lubomirski also has a solid administrative background from years of experience in operating private businesses and organizing and conducting many training seminars. Mr. Lubomirski attended the University of Hawaii where he majored in mechanical engineering. He directs the stripping and painting operations of the Company. He has primary responsibility for the Company's facilities and training programs applicable to the strip and paint operations.

     Tony Ramsaroop was appointed as a Vice President of the Company in March 1996 and has extensive experience in the aviation industry including technician, flight crew, inspector, flight instructor and airline station manager. Mr. Ramsaroop has held management positions with the Company and its predecessors since 1988. Previously, he was a flight engineer, aircraft mechanic and Quality Assurance Supervisor with the United States Navy. He directs the operations of the Company in ground handling and catering services. He has primary responsibility for the Company's facilities and training programs applicable to airline ground services and catering operations. He is a graduate of Le Tourneau University.

     Stuart Walker was appointed Vice President and Chief Financial Officer of the Company in September 1997. Mr. Walker served as Vice President and Controller of DirectNet Corporation from 1995 to 1996 and of Precept Investors, Inc. from 1996 to 1997. From 1988 to 1995, Mr. Walker held several positions with Price Waterhouse L.L.P. in the audit, bankruptcy, consulting and litigation support areas. Mr. Walker is a Certified Public Accountant and a graduate of California Polytechnic State University, San Luis Obispo.

     Victor Doyle was appointed as a Vice President of the Company in December 1996 and has worked in various technical and managerial positions within the aviation maintenance industry since 1966. He is currently a consultant to the Company. He is a trained aviation mechanic, is FAA licensed in numerous mechanical and inspection specialties, and has significant expertise in maintenance planning and production. He attended Parks College, in St. Louis, Missouri, and has previous work experience with Braniff Airways and Orion Air, Inc. From 1988 to 1992, he was employed as Regional Maintenance Director for
United Parcel Service. From 1992 to 1994, he was a regional Director of Maintenance for Lockheed Aeromod Center, Inc. in Greenville, South Carolina. From 1994 until joining the

Company in 1996, he was the Director of Marketing and Customer Service for Dalfort Aviation, a private commercial aircraft overhaul and maintenance company located in Dallas, Texas.

     Wallace Congdon was appointed as a Vice President of the Company in February 1997 and has over forty-five years experience in the general aviation industry, primarily in the management of fixed base operations ("FBO's") across the United States for various employers. He has specific management knowledge in the areas of fuel, light aircraft maintenance, airport facilities management and leasing, aircraft sales, and other FBO-related functions. From 1988 to 1993, he held various senior management positions within Aero Services International, Inc., a major owner and operator of FBO's and corporate jet aircraft. Since 1993 and prior to joining the Company in 1996 to develop and implement its FBO & Airport Management Division, he performed aviation and FBO management consulting services for a variety of clients. Prior employers and senior management positions include Hughes Aviation Services, the Ohio Aviation Company, TigerAir, Inc., Aviall, Inc. and Western Skyways. He is a veteran of the United States Navy, and has an undergraduate degree from Le Tourneau University.

     John Arcari was appointed as a Vice President of the Company in April 1997. From 1958 to 1987, he served in numerous line and management positions with Pan American World Airways. From 1987 to 1990, he was vice president of maintenance and engineering for Tower Air, a New York-based airline. From 1990 to 1993, he was president of Page Avjet, an aircraft heavy maintenance and overhaul outsourcing company. From 1994 until his employment with the Company, he was an independent consultant to aviation maintenance and service outsourcing companies.

     No family relationships exist among the directors or executive officers of the Company. Except as indicated above, none of the directors serve as members of the Board of Directors of another company which is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Board Committees

     The Compensation Committee consists solely of Messrs. Whitener and Schneider. The Compensation Committee recommends compensation for officers other than the President, administers incentive compensation and benefit plans, including the Company's 1997 Stock Option Plan, and recommends policies relating to such plans. The Compensation Committee held no meetings during the 1997 fiscal year.

     The Audit Committee currently consists of Messrs. Weed, Schneider and Whitener. The Audit Committee meets periodically with management and the Company's independent auditors and reviews the results and scope of audits and other services provided by the Company's independent auditors, the Company's accounting procedures, and the adequacy of the Company's internal controls. The Audit Committee held no meetings during the 1997 fiscal year.

Director Compensation

     Directors are reimbursed for certain expenses in connection with attendance at board and committee meetings.

                             EXECUTIVE COMPENSATION

     The following table sets forth information, for the fiscal year ended June 30, 1997, and the nine-month transition period ended June 30, 1996 for the Company and the fiscal year ended September 30, 1995 for the Company's predecessors, TriStar Paint and Airline Services, regarding the compensation of the Company's Chief Executive Officer. No other executive officers had compensation exceeding $100,000 for the fiscal year ended June 30, 1997.


                           Summary Compensation Table


                                             Annual Compensation
                                     -----------------------------------
                                                                Other Annual
Name and Principal Position   Year      Salary     Bonus        Compensation
---------------------------   ----      ------     -----    --------------------

Lee Sanders, President and    1997     $144,000     --           $12,894 (1)
Chief Executive Officer       1996 (3)   73,847     --             8,676 (1)
                              1995 (2)   58,846     --                --

--------------------

(1) Represents aggregate annual lease payments and insurance costs for an automobile.
(2)  Compensation paid by the Company's predecessors.
(3)  Represents compensation for nine months ended June 30, 1996.

Stock Options and Warrants

     The Company's Chief Executive Officer was not granted and did not own any options or warrants during the fiscal year ended June 30, 1996.


Employment and Consulting Agreements

     The Company engages Charles Weed as a consultant pursuant to a consulting agreement between Mr. Weed and the Company which expires in February 1998. The Company pays Mr. Weed a fee of $4,100 per month.

     Richard Morgan and Victor Doyle serve as consultants to the Company on a month-to-month basis. No written agreements exist with Messrs. Morgan or Doyle. Mr. Morgan receives a fee of $4,000 per month in consideration for financial, strategic planning and acquisition consulting services provided to the Company. Mr. Doyle receives a fee of $1,200 per week in consideration for ground handling and maintenance consulting services provided to the Company. All of the consultants are reimbursed their expenses.

     The Company has an employment agreement with each of Paul Lubomirski, John Arcari, Tony Ramsaroop and Stuart Walker, all of which expire in 2000. Mr. Lubomirski, Mr. Arcari, Mr. Ramsaroop and Mr. Walker are paid annual salaries of $90,000, $80,000, $70,000, and $90,000, respectively. Each employment agreement contains a non-competition agreement for a period of three years after any expiration or termination of the agreement. Each employee is entitled to additional benefits, including disability insurance, life insurance, and health and dental insurance. Mr. Ramsaroop, Mr. Arcari and Mr. Walker are eligible for additional bonuses as may be determined by the Board of Directors. Mr. Lubomirski's employment agreement specifies a formula for bonus payments that varies between 10% and 70% of his annual salary if Pride Aviation, Inc.'s net profit for any fiscal year exceeds $600,000 during the term of his agreement. The bonus will be 20%, 40% and 70% of his annual salary if the net profit exceeds $700,000, $800,000 or $900,000, respectively for a fiscal year. The Company has agreed not to increase the compensation paid to the five most highly paid employees of the Company in any year without the consent of the Company's underwriter unless permitted by the terms of employment contracts approved by the Company's underwriter.

     The Company entered into an employment agreement with Lee Sanders in March 1996. On April 15, 1997, the employment agreement was amended and restated and, on August 18, 1997, was further amended to extend the term thereof to August 13, 2000. The amended employment agreement requires the Company to pay Mr. Sanders an annual salary of $144,000 with increases at the end of each calendar year based on the Consumer Price Index. Mr. Sanders is eligible for a bonus to be determined in the sole discretion of the Board based on merit, the Company's financial performance and other relevant criteria. The employment agreement expires on August 13, 2000 but automatically extends for an additional year on August 13 of each year unless either party affirmatively elects not to extend the term. The employment agreement contains a non-competition agreement for three years after any expiration or termination of the agreement. Mr. Sanders is entitled to additional benefits, including disability insurance, life insurance, and health and dental insurance. If the Company terminates Mr. Sanders' employment at any time or if Mr. Sanders terminates his employment within one year after a change in ownership or control of the Company, the Company is required to pay him severance pay equal to the unpaid salary for the remainder of the term of the agreement plus the total salary and bonus compensation paid to him during the year period preceding the termination. A change in ownership or control of the Company includes appointment of any person other than Mr. Sanders as President or Chief Executive Officer or the removal of him from either of such positions, any change in a majority of the Board members not approved by him, any transfer or issuance of shares representing more than 25% of the beneficial ownership of the Company if not approved in advance by Mr. Sanders, any material change in his authority or duties and any breach by the Company of the employment agreement not remedied within ten days after notice from him.

1997 Stock Option Plan

     The Company's 1997 Stock Option Plan (the "1997 Option Plan") was adopted by the Board of Directors and the Company's shareholders in February 1997. The purpose of the 1997 Option Plan is to provide increased incentives to key employees and directors of the Company to render services and exert maximum effort for the business success of the Company. Pursuant to the 1997 Option Plan, the Company may grant incentive and nonstatutory (nonqualified) stock options to key employees and directors of the Company. A total of 150,000 shares of Common Stock have been reserved for issuance under the 1997 Option Plan.

     The Board or the Compensation Committee has the authority to select the key employees and directors of the Company to whom stock options are granted
(provided that incentive stock options only be granted to employees of the Company). Subject to the limitations set forth in the 1997 Option Plan, the Board or the Compensation Committee has the authority to designate the number of shares to be covered by each option, determine whether an option is to be an incentive stock option or a nonstatutory option, establish vesting schedules, specify the type of consideration to be paid to the Company upon exercise and, subject to certain restrictions, specify other terms of the options.

     The maximum term of options granted under the 1997 Option Plan is ten years. The aggregate fair market value of the stock with respect to which incentive stock options are first exercisable in any calendar year may not exceed $100,000 per incidence. Options granted under the 1997 Option Plan are nontransferable and generally expire within three months after the termination of an optionee's service to the Company. In general, if an optionee is disabled, dies or retires from his or her service to the Company, such option may be exercised up to three months following such disability or death unless the board or Compensation committee determine to allow a longer period for exercise.

     The exercise price of incentive stock options must not be less than the fair market value of the Common Stock on the date of grant. The exercise price of incentive stock options granted to any person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock must be at least 110% of the fair market value of such stock on the date of grant, and the term of those options cannot exceed five years.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Effective March 1, 1996, in connection with the Company's acquisition of Pride Aviation, Inc. ("Pride"), the Company entered into a consulting agreement with Charles Weed, a director of the Company. The Company is obligated to pay Mr. Weed a consulting fee of $4,100 per month until February 1998. As one of the Sunbelt shareholders, Mr. Weed was issued a 10% Convertible Note in the principal amount of $52,000 in connection with the Company's acquisition of Pride. He subsequently purchased an additional $70,000 of the Company's 10% Convertible Notes from another holder. Effective March 1, 1996, the Company also issued to Mr. Weed a convertible note in the principal amount of $27,000 in exchange for unpaid consulting fees owed to him by Pride. This note has terms similar to the Company's 10% Convertible Notes except that it is convertible at $3.00 (in lieu of $4.50) per share. As of March 31, 1997, Mr. Weed held convertible notes totaling $149,000 in principal amount. Mr. Weed is also a member and manager of Sunbelt Business Capital, L.L.C. ("Sunbelt L.L.C."). In connection with the Pride acquisition, Sunbelt spun off to its shareholders certain of its assets, including debt in the approximate amount of $323,000 owed by Pride. The Company issued 56,000 shares to these shareholders (including 8,354 shares to Mr. Weed) in exchange for the cancellation of $168,000 of debt. The remainder of this debt was contributed by these shareholders to Sunbelt L.L.C. Pride delivered a new promissory note dated March 1, 1996 to evidence this debt in the approximate amount of $155,000 to Sunbelt L.L.C. The note required payments of 27 equal monthly installments of $6,400.On May 13, 1997, when the outstanding principal balance of the note was $83,000, Sunbelt L.L.C. sold the note to Jerry R. Webb who at the same time loaned an additional $200,000 to Pride. The entire $283,000 debt to Mr. Webb was restructured and is evidenced by a new note payable in full on May 13, 1998, bearing interest at 18% per annum. The note requires monthly payments of interest only. Mr. Weed and one other individual, who is not affiliated with the Company, own participation interests of $83,000 and $100,000, respectively, in the debt owed to Mr. Webb by Pride. On July 9, 1997, Jerry Webb advanced an additional $144,000 against certain receivables, for which the Company promised to pay Mr. Webb $150,000 on or before August 1, 1997. The maturity date was subsequently extended and this note, together with the existing note of $283,000, was repaid in late August 1997. The notes restricted the prepayment of principal; however, Mr. Webb allowed the prepayment in exchange for the issuance of 3,000 shares of Common Stock, of which he transferred 1,000 shares to Mr. Weed attributable to Mr. Weed's loan participation interest.

     Prior to the Company's organization, Lee Sanders, through his wholly owned subsidiary, The Sanders Companies, Inc. (the "Sanders Companies"), owned all of the outstanding capital stock of Tri-Star Airline Services, Inc. ("Aircraft Services") and Tri-Star Aircraft Services, Inc. ("TriStar Paint"). Mr. Sanders is the President and Chief Executive Officer of the Company. Prior to August 31, 1995, the Sanders Companies was the owner of the property and equipment reflected on the combining financial statements for these entities and charged each of these wholly-owned subsidiaries lease rent for the use of such assets. In 1995, these assets were transferred from the Sanders Companies at net book value, along with associated debt, to either Airline Services or TriStar Paint, as appropriate. Lease rent charged by the Sanders Companies to TriStar Paint and Airline Services for the year ended September 30, 1995 totaled $12,000.

     Prior to the Company's organization in December 1995, Airline Services and TriStar Paint were operated as part of a controlled group of companies with other operations of the Sanders Companies and with no minority shareholders. As of September 30, 1995, TriStar Paint had advanced funds to the Sanders Companies in an amount totaling $165,000. These advances resulted from Airline Services and TriStar Paint immediately transferring to the Sanders Companies any payments received from their customers. Each of the subsidiaries of the Sanders Companies, including TriStar Paint and Airline Services, maintained zero balance bank accounts. As disbursements would clear each subsidiary's bank account, cash would immediately be transferred from the bank account of the Sanders Companies. These advances have ceased and will not occur in the future.

     On September 30, 1995, TriStar Paint and Airline Services had inter-company receivable balances from the Sanders Companies totaling $258,000 and $364,000, respectively. Effective on September 30, 1995, these companies declared a dividend of these receivable balances to the Sanders Companies. These balances resulted from transactions executed and recorded between the Sanders Companies and its wholly-owned subsidiaries, Airline Services and TriStar Paint, from the sharing of administrative expenses and advances to and from each of the separate corporations.

     In December 1995, the Sanders Companies contributed all of the outstanding stock of Airline Services and TriStar Paint to the Company as its initial capitalization in exchange for 1,000,000 shares of Common Stock. For this purpose, the Company's stock was assigned a value of $3.00 per share, based primarily on the combined historical earnings of TriStar Paint and Airline Services, and arms-length negotiations with the principals of Pride Aviation, Inc., for which an agreement to acquire was reached in January 1996, and the placement agent for the Company's $1,500,000 private offering of Common Stock that commenced in January 1996.

     Prior to March 1, 1996, the Sanders Companies provided services and allocated certain general and administrative expenses to the various companies operating under its control, including the Company, TriStar Paint and Airline Services. Such charges were allocated to the members of the control group based upon the level of management and supervision time required, services provided and certain other factors. Management of the Company believes that such allocations are reasonable. These general and administrative expenses totaled $77,000 for the nine months ended June 30, 1996. For the year ended September 30, 1995, these general and administrative expenses allocated to TriStar Paint and Airline Services totaled $203,000.

     Neither Sanders Companies, the Company, Airline Services nor TriStar Paint had any minority shareholders prior to March 1, 1996. Since that date, the Board of Directors of the Company believes that all transactions between the Company and any of its affiliates have been made on terms no less favorable to the Company than would have been obtained from non-affiliated third parties. Any future transactions between the Company and any of its affiliates will be subject to approval by a majority of the independent disinterested members of the Board of Directors or by a majority of the shareholders of the Company, other than any interested shareholders, and will be made on terms no less favorable to the Company than could be obtained from unaffiliated third parties. The Company will not make any loans to its officers, directors, 5% shareholders or affiliates, except for bona fide business purposes.


               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Item No.2 on Proxy

     It is proposed that the appointment by the Board of Directors of the firm of Price Waterhouse LLP as the independent auditors of the Company for the fiscal years ending June 30, 1997, and June 30, 1998, be ratified. Price Waterhouse has not previously served as the Company's independent auditors. A representative of such firm is expected to be present at the meeting and will be available to answer questions and will be afforded an opportunity to make a statement if desired. The appointment of independent auditors does not require ratification by shareholders and ratification of this appointment will not limit the Board of Director's ability to discharge its independent auditors and engage another firm to act in such capacity.

                              SHAREHOLDER PROPOSALS

     Any proposals from shareholders to be presented for consideration for inclusion in the proxy material in connection with the next annual meeting of shareholders of the Company scheduled to be held in November 1998 must be submitted in accordance with the rules of the Securities and Exchange Commission and received by the Secretary of the Company at the mailing address set forth on the first page of this statement no later than the close of business on June 21, 1998.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, officers and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, officers and greater than 10% beneficial owners are required by applicable regulations to furnish the Company with copies of all forms they file with the Securities and Exchange Commission pursuant to Section 16(a).

     Because the Company's initial public offering was not consummated until August 1997, the Company's officers, directors and holders of more than 10% of the Company's Common Stock were not subject to the Section 16(a) filing requirements for the fiscal year ended June 30, 1997.


                                  OTHER MATTERS

     The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of the Company. Arrangements have also been made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of soliciting materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

     All information contained in this Proxy Statement relating to the occupations, affiliations and securities holdings of directors and officers of the Company and their relationship and transactions with the Company is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than 5% of the Company's Common Stock is based upon information contained in reports filed by such owner with the Securities and Exchange Commission.


By Order of the Board of Directors,



/s/ Lee Sanders
-------------------------------------
Lee Sanders,
President and Chief Executive Officer


Dallas, Texas
October 21, 1997

                                                                           PROXY

                              AVIATION GROUP, INC.

           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Lee Sanders and Stuart Walker, and each of them severally, as their proxies with full power of substitution and resubstitution for and in the name, place and stead of the undersigned to vote upon and act with respect to all of the shares of Common Stock of Aviation Group, Inc. (the "Company") standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the Annual Meeting to be held on Thursday, November 13, 1997, or any adjournment(s) thereof.

The undersigned acknowledges receipt of the Notice of the Annual Meeting and Proxy Statement dated October 21, 1997.

Item 1. Election of each of the following nominees to the Board of Directors of the Company: Charles E. Weed, Robert A. Schneider

                 [ ] FOR              [ ] AGAINST      [ ] ABSTAIN

        The undersigned may withhold authority to vote for either nominee by lining through or otherwise striking out the name of such nominee.

Item 2. Ratification of appointment of Price Waterhouse LLP as the independent auditors of the Company:

                 [ ] FOR              [ ] AGAINST      [ ] ABSTAIN

Item 3. Other matters that may properly come before the meeting:

                 [ ] FOR              [ ] AGAINST      [ ] ABSTAIN

(a vote "FOR" indicated above signifies the authority to cast your votes in accordance with the judgment of the proxy holders.)
             PLEASE MARK YOUR VOTES IN THE CORRESPONDING BOXES ABOVE


                                                     (Continued on reverse side)
--------------------------------------------------------------------------------

     THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES FOR DIRECTOR, AND FOR PROPOSAL 2. If more than one of the proxies named shall be present in person or by substitution at the meeting or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

                                           DATE:
                                                 -------------------------------

                                           -------------------------------------
                                                           Signature

                                           -------------------------------------
                                                           Signature

                                           Please date this  proxy and sign your
                                           name exactly  as it  appears  hereon.
                                           When there  is more  then one  owner,
                                           each  should  sign.  When  signing as
                                           an attorney, administrator, executor,
                                           guardian or trustee, please add  your
                                           title  as  such.  If  executed  by  a
                                           corporation,  the  proxy  should   be
                                           signed by a duly authorized officer.


      PLEASE DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE.
             NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.